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                                                                Exhibit 10.1

                         PURCHASE AND SALE AGREEMENT
                 FOR CERTAIN CLAIMS IN THE CHAPTER 11 CASES

      1. Sale of Claim and other Transferred Rights. Aehr Test Systems ("Seller"), its successors and assigns, in consideration of the amount (the "Purchase Price") set forth in that certain Purchase Price Letter, of even date herewith and incorporated herein by reference, does hereby sell, grant, convey and transfer to Fulcrum Credit Partners LLC ("Buyer") all of Seller's right, title and interest in and to the Transferred Rights, each as more specifically set forth below. The Transferred Rights transferred to Buyer hereunder include, without limitation or offset, (a) all of the Claims (as used in this Purchase and Sale Agreement for Certain Claims in the Chapter 11 Cases (this "Agreement"), the term "Claims" includes all "claims" as such term is defined in Section 101(5) of the Bankruptcy Code, 11 U.S.C. 101 et seq., herein referred to as the "Code") of Seller against Spansion LLC (the "Debtor") arising out of goods and services delivered to the Debtor, in the current aggregate outstanding principal amount of not less than $11,363,980.02 (the "Purchase Amount"), as described on Schedule F of the Debtor's currently revised Schedules of Assets and Liabilities (the "Schedules") and included in a Proof of Claim filed by Seller in proceedings for reorganization (the "Proceedings") in the United States Bankruptcy Court for the District of Delaware (the "Court"), jointly administered under In re Spansion Inc., et al., Chapter 11 Case No. 09-10690 (KJC), assigned Claim No. 182 (the "Proof of Claim"), except the Retained Rights, as defined below; (b) all of Seller's right, title and interest in and to the Claims, including all agreements, instruments, invoices, purchase orders, proofs of delivery and other documents evidencing, or relating or referred to in, the Claims; (c) all of Seller's right to receive principal, interest, fees, expenses, damages, penalties and other amounts in respect of, or in connection with, any of the foregoing; (d) all cure amounts ("Cure Amount") owing to Seller pursuant to Section 365(b) of the Code (in the event a Cure Amount is owing to Seller, Seller shall direct the Debtors to pay such Cure Amount directly to Buyer), (e) all other claims, causes of action against the Debtor, its affiliates, any guarantor or other third party relating to or arising from the Claims and all related documents, together with voting and other rights, property and benefits, but explicitly excluded any disabilities of the Claims, which may be paid, refunded or reclaimed with respect to the Claims; and (f) all cash, securities, instruments and/or other property distributable, receivable or payable, from and after March 1, 2009 (the "Petition Date"), on account of, or exchanged in return for, any of the foregoing including, without limitation, all proceeds of the foregoing (such property referred to in this clause (f) is hereafter referred to as "Distributions") ((a)-(f) are together hereinafter referred to as the "Transferred Rights"). The Transferred Rights shall not include those portions of the Proof of Claim arising from (a) cancellation charges for goods and services ordered by the Debtor which were not delivered to the Debtor due to the Debtor's failure to pay per terms, in the amount of $6,217,834, as set forth as "Spansion Cancellations (Exhibit B)" in the Proof of Claim; and (b) the balance owing by Debtor to Seller under invoices 120975, 121022, and 120990, in the amount of $1,225,331, as set forth in the
Proof of Claim (together, the "Retained Rights"). If the Proof of Claim amount differs from the Purchase Amount set forth above, Buyer shall nevertheless be deemed the owner of that Proof of Claim to the extent of the Transferred Rights, subject to the terms of this Agreement, and shall be entitled to identify itself as owner of such Proof of Claim to the extent of the Transferred Rights on the records of the Court. For the avoidance of doubt, the Claims shall include any and all general unsecured, reclamation, priority, or secured claims of Seller in the Proceedings, or any related case, other than those claims arising from the


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Retained Rights.  This Agreement shall be deemed an absolute and unconditional sale of the Transferred Rights for the purpose of collection and satisfaction, and shall not be deemed to create a security interest. Seller and Buyer are also hereinafter referred to individually as a "Party" and collectively as the "Parties."

      2.    Representations and Warranties.

            2.1. Seller's Representations. Seller represents and warrants that (a) the Operative Documents (as defined below) have been duly authorized, executed and delivered by Seller and Seller has the requisite power and authority to execute, deliver and perform them; (b) the execution, delivery or performance of the Operative Documents will not violate or contravene any law, rule, regulation, order or agreement affecting Seller or the Transferred Rights; (c) no consent, approval, filing or corporate, partnership or other action is required as a condition to, or otherwise in connection with, the execution, delivery and performance of the Operative Documents by Seller or, if such consent, approval, filing or corporate, partnership or other action is required, such requirement has been satisfied;
(d) Seller (i) is a sophisticated entity with respect to the sale of the Transferred Rights, (ii) is an "accredited investor", as such term is defined in Rule 501 of the Securities Act of 1933, 15 U.S.C. Section 77a et seq., as amended, and the rules and regulations promulgated thereunder, (iii) has adequate information concerning the business and financial condition of the Debtor and the status of the Proceedings to make an informed decision regarding the sale of the Transferred Rights, (iv) has agreed to the Purchase Price based on its own independent investigation and credit determination without reliance upon Buyer except as expressly set forth herein, and based on such information as it has deemed appropriate, consulted with such advisors as it believes appropriate and made its own analysis and decision to enter into this Agreement; and (v) acknowledges that the consideration paid under this Agreement for the purchase of the Transferred Rights may differ both in kind and amount from any Distributions, and that Buyer has not given Seller any investment advice, credit information, or opinion on whether the sale of the Transferred Rights is prudent or advisable; (e) (i) the Claims arise from Seller's pre-petition liquidated, non-contingent, and undisputed claims against the Debtor as described in the Schedules and in the Proof of Claim, and are fully enforceable under the Code and other applicable law; and
(ii) the Proof of Claim was duly and timely filed in the Proceedings, and accurately describes and accounts for the Claims and the Purchase Amount; (f) the amount of the Claims is not less than the Purchase Amount; (g) to the best of Seller's knowledge, the Proof of Claim has not been revoked, withdrawn, amended or modified in whole or in part and no rights thereunder have been waived and statements promulgated in such Proof of Claim are true and correct; (h) to the best of Seller's knowledge, no objection to the Claims or any other part of the Transferred Rights exists, or may otherwise be asserted by the Debtor or any other party; (i) the Transferred Rights are not subject to an event of Impairment (as defined below); (j) the Claims are not subject to any factoring agreement; (k) there are no offsets or defenses that have been asserted by or on behalf of the Debtor or any other party to reduce the amount of the Claims or to impair the value thereof; (l) there are no preference or avoidance actions, including pursuant to Sections 547, 548, 550 or 502(d) of the Code, pending or threatened against Seller or the Transferred Rights; (m) the Claims cannot be asserted, and will not be allowed, in the Proceedings against any other parent, subsidiary or affiliate of the Debtor; (n) Seller has not engaged in any acts, conduct or omissions or had any relationship with the Debtor that might result in Buyer receiving in respect of the Transferred Rights proportionately less payments or distributions or less favorable treatment (including


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timing of payments or distributions) than other holders of similarly situated claims against the Debtor in the Proceedings; (o) no payment or other distribution has been received by Seller, or by any third party on behalf of Seller, in full or partial satisfaction of, or in connection with the Transferred Rights; (p) Seller has not previously assigned, sold or pledged the Transferred Rights to any third party, in whole or in part; (q) Seller is the sole owner and has good legal and beneficial title to the Transferred Rights free of any and all liens, claims, security interests, participations or encumbrances of any kind or nature whatsoever (the "Encumbrances"), and upon consummation of the transactions contemplated herein, Buyer will own and have good legal and beneficial title to the Claims, free and clear of all Encumbrances; (r) no creditors of Seller may assert an interest of any kind to the Claims nor any other Transferred Rights, nor may any such creditors file proofs of claim asserting such interest; (s) Seller is not and has never been an "insider" of the Debtor within the meaning of Section 101(31) of the Code, and is not a member of any official committee in the Proceedings;
(t) Seller is not and has never been "insolvent" within the meaning of
Section 1-201(23) of the New York Uniform Commercial Code or within the meaning of Section 101(32) of the Code; (u) other than the property described in Exhibit "D" hereto (the "Debtor Property"), Seller does not hold, and did not hold, as of the filing of the Proceedings, any property of or owe any funds or property to the Debtor; (v) Seller has engaged competent outside legal advisors to represent its interest and rights with regard to the transactions contemplated herein; (w) no proceedings are pending or threatened against Seller before any relevant governmental authority that will materially and adversely affect the Transferred Rights or any action taken by Seller hereunder; (x) Seller has provided Buyer with all material documents and information in its possession, custody or control relating to the validity, extent and/or priority of the Claims; and (y) no broker, finder, or other person acting under Seller's authority is entitled to any broker's commission or other fee in connection with the transactions contemplated by this Agreement for which Buyer could be responsible. Seller agrees to indemnify Buyer from all losses, damages and liabilities, including reasonable attorneys fees and expenses, that result from (I) Seller's breach of any representation, warranty, covenant or agreement set forth herein; or
(II) any obligation of Seller, Buyer or any entity to disgorge, in whole or in part, or otherwise reimburse (by setoff or otherwise) the Debtor or any other entity for any payments, property, setoffs or recoupments received, applied or effected by or for the account of Seller under or in connection with the Claims or otherwise from, against or on account of the Debtor.

            2.2 Buyer's Representations. Buyer represents and warrants that, as of the Closing Date (as defined below), (a) the Operative Documents (as defined below) have been duly authorized, executed and delivered by Buyer and Buyer has the requisite power and authority to execute, deliver and perform them; (b) the execution, delivery and performance of the Operative Documents will not violate or contravene any law, rule, regulation, order or agreement affecting Buyer or the Transferred Rights; (c) no consent, approval, filing or corporate, partnership or other action is required as a condition to, or otherwise in connection with, the execution, delivery and performance of the Operative Documents by Buyer or, if such consent, approval, filing or corporate, partnership or other action is required, such requirement has been satisfied; (d) Buyer (i) is a sophisticated entity with respect to the sale of the Transferred Rights, (ii) has adequate information concerning the business and financial condition of the Debtor or any obligor and the status of the Proceedings to make an informed decision regarding the aforementioned sale, (iii) has agreed to the Purchase Price based on its own independent investigation and credit determination without reliance upon Seller (except with

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respect to the delivery of documents and information in Seller's possession, custody or control evidencing its representations contained herein regarding the validity, extent, and priority of the Claims), except as expressly set forth herein, and based on such information as it has deemed appropriate, consulted with such advisors as it believes appropriate and made its own analysis and decision to enter into this Agreement; and (iv) acknowledges that the consideration paid under this Agreement for the purchase of the Transferred Rights may differ both in kind and amount from any Distributions, and that Seller has not given it any investment advice, credit information, or opinion on whether the sale of the Transferred Rights is prudent or advisable.

            2.3 Excluded Information. Each Party is aware that the consideration conveyed hereby may differ from the amount ultimately distributed in the Proceedings with respect to the Transferred Rights and that such amount may not be absolutely determined until entry of a final order confirming a plan of liquidation/reorganization. Each Party acknowledges that, except as set forth in this Agreement, neither Party nor any agent or representative of that Party has made any representation whatsoever to the other Party regarding the status of the Proceedings, the condition of the Debtor (financial or otherwise), the condition of the Claims, or any other matter relating to the Proceedings, the Claims or the Debtor. Each Party acknowledges that (a) the other Party currently may have, and later may come into the possession of, information on the Debtor, the Claims, or the status of the Proceedings that is not known to it and that may be material to a decision to buy or sell the Claims (the "Excluded Information"); (b) it has not requested the Excluded Information, and has agreed to proceed with the purchase and sale of the Claims; and (c) the other Party shall have no liability to it, and it specifically waives and releases any Claims or causes of action that it might have against the other Party whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Excluded Information; provided, however, that Excluded Information shall not and does not affect the truth or accuracy of each Party's representations or warranties in this Agreement. The Parties represent to each other that they each have adequate information concerning the business and financial condition of the Debtor and the status of the Proceedings to make an informed decision regarding the sale of the Transferred Rights and that they each have independently and without reliance on the other Party, and based on such information as they have deemed appropriate (including information available from the files of the Court in the Proceedings), made their own analysis and decision to enter into this Agreement.

      3. Impairment and Disallowance. If (a) through no action or failure to act on the part of Buyer, all or any portion of the Claims becomes subject to any counterclaim, defense, claim, right of setoff, withholding (tax or otherwise), reduction, recoupment, avoidance, disallowance or subordination or is otherwise impaired in any way; or (b) all or any portion of the Claims becomes affected by a preference or avoidance action, including pursuant to
Section 502(d) of the Code (each, an "Impairment"), on demand (the "Demand") of Buyer, Seller agrees to, at Seller's option, either (I) immediately repay such portion of the consideration paid by Buyer hereunder (including, for the avoidance of doubt, the Purchase Price and any Excess Payment (as defined below)) as shall be calculated by multiplying such consideration by a fraction, the numerator of which shall be the amount of the Claims which was so affected by the Impairment and the denominator of which shall be the Purchase Amount (as may be modified from time to time by Section 4.1 hereof), together with interest on such amount at a rate of ten percent (10%) per annum, from the date of this Agreement to the date of such repayment (the "Repurchase Period") by Seller to Buyer (collectively, the "Repurchase Price"), or (II) at


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Seller's sole expense, to investigate and/or defend any such Impairment, including, but not limited to, communicating with opposing counsel and preparing, filing and arguing an appropriate response to any objection raised. Notwithstanding the foregoing, Seller shall, on or before the date which is ninety (90) days after the date of the Demand from Buyer (or such later date as shall be agreed to in writing by Buyer), promptly repurchase at the Repurchase Price any portion of the Claims which remains subject to such objection(s) or otherwise has become subject to an Impairment. Buyer's Demand hereunder shall not be deemed an election of remedies or any limitation on other rights that Buyer may have hereunder or under applicable law.

      4.    Additional Agreements.

            4.1 Excess Claims. If the Claims are allowed by a final, non-appealable order of the Court or scheduled by the Debtor after the Trade Date (as defined below) in an amount in excess of the amount purchased herein, Buyer shall purchase such excess amount of the Claims together with the related Transferred Rights (the "Excess Claim") from Seller at the same Purchase Rate specified in the Purchase Price Letter (each an "Excess Payment"). Upon remittance of an Excess Payment, the definition of "Claims" and "Purchase Amount" shall be amended to include such Excess Claims, and all terms and conditions herein, including the representations and warranties made by the Parties hereto, shall be restated and remade and apply as to the Claims and the Excess Claim as of the date such payment is made. Notwithstanding such provision, Buyer acknowledges that it is purchasing only the Transferred Rights and not the Retained Rights, and in no event shall an increase in the allowed amount of the Proof of Claim attributable to the Retained Rights qualify as an Excess Claim subject to this provision.

            4.2 Proxy and Attorney-In-Fact. Seller hereby irrevocably appoints Buyer as its true and lawful attorney-in-fact and authorizes Buyer to act in Seller's name, place and stead, to demand, sue for, compromise and recover all such amounts as now are, or may hereafter become, due and payable for or on account of the Transferred Rights. Seller grants unto Buyer full authority to do all things Buyer deems necessary or desirable to enforce the Transferred Rights pursuant to this Agreement, including, for the avoidance of doubt, the right to amend, modify, compromise, settle or abandon the Claims and the Proof of Claim(s) associated therewith, provided that any such action by Buyer shall not lead to any liability for Seller. Provided further, however, that Buyer shall not have authority to agree to any release of liability of Debtor to Seller, other than with respect to the Transferred Rights, without Seller's consent.. Seller agrees that the powers granted by this Section 4.2 are discretionary in nature and that Buyer may exercise or decline to exercise such powers at Buyer's sole option. Buyer shall have no obligation to take any action to assert, prove or defend the Claims' validity or amount in the Proceedings.

            4.3 Further Actions; Cooperation. Seller agrees to take certain actions and cooperate in good faith with Buyer as follows:

            (a) At any time and from time to time on and after the Closing Date, at the request of Buyer, and without further consideration, Seller will execute, acknowledge and deliver all such other instruments of sale, transfer, conveyance, confirmation, transfer powers, corporate


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resolutions and consents, and take such other action as Buyer may reasonably deem necessary or desirable in order to effect the sale and transfer of the Transferred Rights and all interests therein to Buyer, free and clear of all liens, claims and encumbrances (including, without limitation, by obtaining, at Seller's cost, releases of any liens or security interests asserted in the Claims by any third party or parties), to cooperate with and assist Buyer in enforcing the Transferred Rights (including, without limitation, the provision of all such affidavits, testimony, instruments, invoices, liens, pleadings, transcripts, communications, agreements and other documents that evidence, or otherwise support the validity and enforceability of the Transferred Rights and the filing of one or more amendments to the Proofs of Claim) and otherwise to effectuate the purpose and intent of this Agreement.

            (b) Seller agrees to forward to Buyer all documents, notices and communications, of any nature, received from the Debtor, the Court or any third party with respect to the Transferred Rights sold herein and to vote the Claims, and to take such other action with respect to the Transferred Rights in the Proceedings, as Buyer may from time to time request.

            4.4 Distributions. Seller agrees that any distribution received by Seller from and after the Trade Date on account of the Transferred Rights, whether in the form of cash, securities, instruments or any other property, shall constitute property of Buyer to which Buyer has an absolute right. Seller shall hold such property on behalf of and in trust for Buyer and will at its own expense, deliver to Buyer any such property in the same form received (free of any withholding, setoff, claim, or deduction of any kind), together with any endorsements or documents necessary to transfer such property to Buyer within two (2) business days of receipt in the case of cash (the "Cash Distribution") and five (5) business days in the case of securities, notes or other instruments, which are in good deliverable form. In the event Seller fails to deliver the Cash Distribution to Buyer within two (2) business days of Seller's receipt, Seller shall be obligated to pay Buyer interest on the Cash Distribution at a rate equal to the Prime Rate (calculated as an average for the period of default) plus eight percent (8%) per annum (the "Default Rate"), from the date of Seller's receipt to the date of Buyer's receipt thereof. Buyer in turn agrees that any distribution received by Buyer from and after the Trade Date on account of the Retained Rights, whether in the form of cash, securities, instruments or any other property, shall constitute property of Seller to which Seller has an absolute right. Buyer shall hold such property on behalf of and in trust for Seller and will at its own expense, deliver to Seller any such property in the same form received (free of any withholding, setoff, claim, or deduction of any kind), together with any endorsements or documents necessary to transfer such property to Seller within two (2) business days of receipt in the case of cash (the "Cash Distribution") and five (5) business days in the case of securities, notes or other instruments, which are in good deliverable form. In the event Buyer fails to deliver the Cash Distribution to Seller within two (2) business days of Buyer's receipt, Buyer shall be obligated to pay Seller interest on the Cash Distribution at a rate equal to the Default Rate from the date of Buyer's receipt to the date of Seller's receipt thereof.

            4.5 Claim Resolution. Seller covenants not to compromise or settle the Claims or the Transferred Rights, or change the Purchase Amount, without the prior written consent of Buyer. In performing any of its obligations under this Agreement, Seller hereby covenants to act reasonably at all times to maximize the amount of the Claims and to minimize


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the amount of time in which all components of the Claims and the Transferred
Rights are quantified and paid.

      5.    Intentionally Omitted.

      6. Survival; Subsequent Transfer. The terms of this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by Buyer and its respective successors and assigns. Seller hereby acknowledges that Buyer may re-sell, assign, participate or otherwise transfer to a third person or entity (individually and collectively, "Transferee") the Claims in whole or in part, together with all right, title and interest of Buyer in and to this Agreement without the prior consent of or notice to Seller. Seller further acknowledges and agrees that the sale, assignment, participation or any other transfer to the Transferee of Buyer's interest in the Claims, in whole or in part, will cause Buyer to forward and convey all papers, documents, agreements, instruments, invoices, purchase orders, proofs of delivery and other documents evidencing ("Upstream Due Diligence"), or relating or referring to, the Claims, the Transferred Rights and the transactions contemplated hereby. All representations, warranties, covenants and agreements contained herein shall survive the execution and delivery of this Agreement and any such re-sale, assignment, participation or other transfer thereof, and shall inure to the benefit of Buyer and its respective successors and assigns.

      7. CONFIDENTIALITY. THE PARTIES HEREBY COVENANT THAT THEY WILL MAINTAIN CONFIDENTIALITY OF THE TERMS OF THE PURCHASE PRICE LETTER, INCLUDING, BUT NOT LIMITED TO (A) THE PURCHASE PRICE, AND (B) THE PURCHASE RATE. NOTWITHSTANDING SUCH AGREEMENT, THE PARTIES ACKNOWLEDGE THAT SELLER MAY BE REQUIRED TO DISCLOSE THE AGGREGATE AMOUNT OF THE PURCHASE PRICE IN ITS PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAY BE REQUIRED TO PROVIDE SUCH INFORMATION IN RESPONSE TO QUESTIONS FROM INVESTORS AND ANALYSTS. UNLESS REQUIRED BY LAW, SECURITIES AND EXCHANGE COMMISSION REGULATIONS OR A COURT OF COMPETENT JURISDICTION, SELLER SHALL NOT DISCLOSE THE PURCHASE PRICE AND/OR THE PURCHASE RATES PAID FOR THE TRANSFERRED RIGHTS, AND SELLER SHALL PROVIDE BUYER WITH NOTICE PRIOR TO MAKING ANY DISCLOSURE UNDER THIS SECTION, INCLUDING THE CONTENT OF THE PROPOSED DISCLOSURE, THE REASONS THAT SUCH DISCLOSURE IS REQUIRED BY LAW, SECURITIES AND EXCHANGE COMMISSION REGULATIONS OR A COURT OF COMPETENT JURISDICTION, AND THE TIME AND PLACE THAT DISCLOSURE WILL BE MADE.

      8. Default. If either Party fails to make a payment or distribution to the other Party within the time period specified in this Agreement, the Party failing to make full payment of any amount when due shall, upon demand of the other Party, pay such due amount together with interest for each day from (and including) the date hereof, to (but excluding) the date when actually paid, at a rate equal to the Default Rate.


      9. Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof. Each Party hereto irrevocably and unconditionally consents to the jurisdiction


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of the courts located in the State of New York for any action to enforce, interpret or construe any provision of this Agreement, and also hereby irrevocably waives any defense of improper venue or forum non conveniens to any such action brought in those courts and waives any right to demand trial by jury.

     10. Purchase Price and Settlement. Payment by Buyer of the Purchase Price attributable to the sale of the Claims shall be made in accordance with the Purchase Price Letter on the same day (the "Funding Date") as the mutual execution (the "Closing Date") by both Seller and Buyer of this Agreement, the Purchase Price Letter and the Evidence of Transfer (as defined below) (together the "Operative Documents"), unless (i) such execution occurs after 11:00 a.m. Pacific Time, in which case the Funding Date shall be the next business day after the Closing Date, or (ii) an extension of the Funding Date is agreed to in writing by Seller. The Purchase Price shall be paid by wire transfer of immediately available funds and constitutes an amount equal to the product of (x) the Purchase Rate (as set forth in the Purchase Price Letter), and (y) the Purchase Amount. Notwithstanding such calculation, the Parties acknowledge that Seller's possession of the Debtor Property may result in an Impairment of the Transferred Rights. Accordingly, $400,000.00 of the Purchase Amount (the "Buyer Holdback") shall be held back by the Buyer on account of any potential Impairment of the Transferred Rights resulting from Seller's possession of the Debtor Property as of the Trade Date (a "Holdback Impairment"). In the event a Holdback Impairment occurs prior to the effective date of any plan of reorganization for the Debtor in the Proceedings, Buyer or its successors or assigns shall be entitled to deduct from the Buyer Holdback the amount of such Holdback Impairment, and shall provide notice to Seller of such deduction. Within ten (10) business days after the effective date of any plan of reorganization for the Debtor in the Proceedings, Buyer shall pay to Seller any portion of the Buyer Holdback in respect of any Claims not subject to an Impairment (as such term is defined herein) as of the effective date of any plan of reorganization for Debtor in the Proceedings.

     11.    Miscellaneous.

            11.1 Evidence of Transfer. Seller hereby acknowledges and consents to all terms set forth in this Agreement and hereby waives its right to raise any objection thereto pursuant to Rule 3001(e) of the Federal Rules of Bankruptcy Procedure ("FRBP"), and consents to the substitution of Buyer for Seller in the Proceedings with respect to the Transferred Rights, but not the Retained Rights. Seller agrees that Buyer may file a notice of transfer with the Court pursuant to Section 3001(e) of the FRBP, including the Evidence of Transfer of Claim ("Evidence of Transfer"), substantially in the form attached hereto as Exhibit A and that Seller shall cooperate with Buyer in connection therewith. Seller grants Buyer the right to make any corrections to the Evidence of Transfer necessary or appropriate to effect the sale of the Claims and the Transferred Rights. Seller hereby waives any notice or hearing requirements imposed by Rule 3001 of the FRBP, and stipulates that an order may be entered recognizing this Agreement and the Evidence of Transfer as an unconditional transfer and sale, and the Buyer herein as the valid owner of the Transferred Rights. Pending an order recognizing the transfer and sale of the Transferred Rights to Buyer, if any, this Agreement shall be deemed to grant Buyer an undivided 100% participation interest in the Transferred Rights and the other rights set forth herein.


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            11.2    Notices and Deliveries. All demands, notices, consents,
and communications hereunder shall be in writing and shall be deemed to have been duly given when hand-delivered or duly deposited in the mails, by certified or registered mail, via electronic mail, or via overnight courier, receipt verified, to the address set forth herein, or such other address as may be furnished hereafter by notice in writing.

             If to the Buyer:    Fulcrum Credit Partners LLC
                                 Attn: General Counsel
                                 3801 S. Capital of Texas Hwy. Ste 330
                                 Austin, Texas 78704-4464
                                 Fax: (1-512) 473-2772
                                 mhamilton@fulcruminv.com

             If to the Seller:   Aehr Test Systems
                                 Attn: Gary L. Larson
                                 400 Kato Terrace
                                 Fremont, CA 94539
                                 Tel:  (510) 623-9400 x321
                                 Fax: (510) 623-9686
                                 glarson@aehr.com

            11.3 Entire Agreement. The Operative Documents, together with any exhibits hereto or thereto, constitute the entire agreement by the Parties hereto and supersede any other agreement, whether written or oral (including for the avoidance of doubt that certain Trade Confirmation, with a Trade Date of August 14, 2009), that may have been made or entered into prior to the date hereof between Seller on the one hand and Buyer on the other hand with respect to the Claims. Each Party agrees and acknowledges that
(a) except as expressly stated in this Agreement, each Party makes no representations or warranties, express or implied, with respect to the transactions contemplated herein or therein; and (b) Seller's sale of the Transferred Rights and other property, if any, to Buyer is irrevocable, and each Party shall have no recourse to the other except as specifically set forth in this Agreement.

            11.4 Amendments and Waivers. This Agreement may be amended, modified, superseded, or canceled, and any of the terms, representations, warranties or covenants hereof may be waived, only by written instrument executed by the Party against whom enforcement of such amendment is sought, or, in the case of a waiver, by the Party waiving compliance.

            11.5 Limited Liability. Notwithstanding anything contained in this Agreement to the contrary, the Parties agree that, absent fraud or material misstatement, (a) no member, general or limited partner or officer or director of either Party shall be personally liable for any obligation or liability of either Party under this Agreement, and (b) all obligations and liabilities of either Party under this Agreement are enforceable solely against each Party and Party's assets and not against any assets of any member, general or limited partner, or officer or director of either Party. BUYER DOES NOT ASSUME AND SHALL NOT BE RESPONSIBLE FOR ANY OBLIGATIONS OR LIABILITIES OF SELLER, INCLUDING DISABILITIES OF THE CLAIMS, RELATED TO, OR IN CONNECTION WITH, THE CLAIMS, THE TRANSFERRED RIGHTS OR THE PROCEEDINGS.

            11.6 Captions; Counterparts; Execution. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. All telecopied or telefaxed confirmations, and other transaction documents, and signatures thereto, shall be duplicate originals.

            11.7 Severability. If any provision hereof is found by an arbitrator(s) or a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction, such provision shall be ineffective as to such jurisdiction only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision as to such jurisdiction to the extent it is not prohibited or unenforceable, nor invalidate such provision in any other jurisdiction, nor invalidate the other provisions hereof.

            11.8 Cooperation. Each Party hereto agrees to cooperate in good faith with reasonable requests by the other Party hereto in order to effectuate the intents and purposes of this Agreement.


             [Remainder Of Page Left Intentionally Blank]
                        [Signature Page Follows]

       IN WITNESS WHEREOF, the Seller and the Buyer have caused this Agreement to be duly executed as of this 31st day of August, 2009.

                                      SELLER:

                                      AEHR TEST SYSTEMS
                                      a California corporation

                                      By:  /s/ GARY L. LARSON
                                           -------------------------
                                      Name:  Gary L. Larson
                                      Title:  VP, CFO

                                      WIRE INSTRUCTIONS:

                                      Bank: Silicon Valley Bank
                                      ABA No: 12114440399
                                      Acct: Aehr Test Systems
                                      Acct No: 02715023-70
                                      Ref: Spansion Inc. - Fulcrum


                                      BUYER:

                                      FULCRUM CREDIT PARTNERS LLC
                                      a Delaware limited liability company

                                      By:  /s/ MATTHEW W. HAMILTON
                                           -------------------------
                                      Name:  Matthew W. Hamilton
                                      Title:  Authorized Signatory

                                      WIRE INSTRUCTIONS:

                                      Bank Name: Wells Fargo Bank, N.A.
                                      ABA No: 121000248
                                      Acct: Fulcrum Credit Partners
                                      Acct No: 5992573542
                                      Ref: Spansion Inc. - Aehr Test Systems

                                                                SCHEDULE 1
                              PURCHASE AND SLAE
                                 TRADE DETAIL



                            Proof of      Proof of
                             Claim          Claim           Purchase
Creditor Name                Number        Amount            Amount
-----------------           --------   --------------     --------------
Aehr Test Systems              182     $18,480,645.02     $11,363,980.02


                                  EXHIBIT A
                            EVIDENCE OF TRANSFER

TO:    THE DEBTOR AND THE BANKRUPTCY COURT

       Aehr Test Systems, with an address at 400 Kato Terrace, Fremont, CA 94539 ("Seller") transfers unto Fulcrum Credit Partners LLC, its successors and assigns ("Buyer"), pursuant to the terms of that certain Purchase and Sale Agreement for Certain Claims in the Chapter 11 Cases1, of even date herewith (the "Agreement"), all of its right, title and interest in and to particular scheduled Transferred Rights included in the Claims, in the amount of $11,363,980.02, identified on the attached Schedule, against Spansion LLC and its affiliates, subsidiaries and/or assigns (the "Debtor"), in proceedings for reorganization (the "Proceedings") in the United States Bankruptcy Court for the District of Delaware ("Court"), which cases are administered under In re Spansion Inc., et al., Chapter 11 Case No. 09-10690
(KJC).  Seller shall retain the remainder of the Claims.

       Seller hereby waives to the fullest extent permitted by law any right to a hearing as may be imposed by Rule 3001 of the Federal Rules of Bankruptcy Procedure, the Bankruptcy Code, applicable local bankruptcy rules or applicable law. Seller acknowledges and understands, and hereby stipulates, that an order of the Bankruptcy Court may be entered without further notice to Seller transferring to Buyer the foregoing Claims and recognizing the Buyer as the sole owner and holder of the Claims. Seller further directs the Debtor, the Bankruptcy Court and all other interested parties that all further notices relating to the Claims, and all payments or distributions of money or property in respect of the Claims, shall be delivered or made to the Buyer.

       IN WITNESS WHEREOF, the Seller and the Buyer have caused this Evidence of Transfer to be duly executed as of August 31, 2009.

       SELLER:
       AEHR TEST SYSTEMS

       By:  /s/ GARY L. LARSON
            -------------------------
       Name:  Gary L. Larson
       Title:  VP, CFO







1 Capitalized terms not otherwise defined herein, have those meaning ascribed to such terms in the Agreement.

       BUYER:
       FULCRUM CREDIT PARTNERS LLC
       By:  /s/ MATTHEW W. HAMILTON
            -------------------------
       Name:   Matthew W. Hamilton
       Title:  Authorized Signatory

                                  EXHIBIT B
                                 SCHEDULE F

                                  EXHIBIT C
                               PROOF(S) OF CLAIM

                                  EXHIBIT D
                                DEBTOR PROPERTY



















                                     D-1